UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nexvet Biopharma public limited company

(Exact name of registrant as specified in its charter)

Ireland	98-1205017
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

National Institute for Bioprocessing Research and Training Fosters Avenue, Mount Merrion Blackrock, Co. Dublin, Ireland	n/a
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.125 nominal value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-201309.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, nominal value $0.125 per share (the “Ordinary Shares”), of Nexvet Biopharma public limited company, an Ireland public limited company (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201309) as originally filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2014, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Ordinary Shares will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nexvet Biopharma public limited company

Date: January 30, 2015	By:	/s/ Mark Heffernan
	Name:	Mark Heffernan
	Title:	Chief Executive Officer